UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 25, 2016

Date of report (Date of earliest event reported)

AV Homes, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-07395	23-1739078
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd. Suite 225 Scottsdale, Arizona		85253
(Address of Principal Executive Offices)		(Zip Code)

(480) 214-7400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

AV Homes, Inc. (the “Company”) held its annual meeting of stockholders on May 25, 2016 (the “2016 Annual Meeting”). At the 2016 Annual Meeting, the Company’s stockholders re-elected each of the persons listed below to serve as a member of the board of directors of the Company until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, or until his death, resignation or removal.

Shares were voted as follows:

Proposal 1. Election of Directors

Name	For	Withheld
Paul D. Barnett	17,486,704	253,872
Roger A. Cregg	17,470,484	270,092
Kelvin L. Davis	14,803,039	2,937,537
Roger W. Einiger	17,458,871	281,705
Paul Hackwell	17,140,523	600,053
Joshua L. Nash	17,501,006	239,570
Jonathan M. Pertchik	17,571,701	168,875
Michael F. Profenius	17,642,920	97,656
Aaron D. Ratner	17,580,257	160,319
Joel M. Simon	16,447,291	1,293,285

There were no broker non-votes on the election of directors because no routine matters were submitted to a vote of stockholders at the 2016 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV HOMES, INC.

Date: May 26, 2016	/s/ S. Gary Shullaw
S. Gary Shullaw
Executive Vice President, General Counsel and Corporate Secretary